Exhibit 99.2

6721 Columbia Gateway Drive — Columbia — Maryland — 21046 — U.S.A.

Telephone: 443.539.5008 — Fax: 410.312.2705 — Internet: info@integ.com — Web: http://www.integ.com

Integral Systems, Inc. to Combine with Kratos Defense & Security Solutions, Inc. at $13.00 per Share

Creates Premier High Technology National Security Firm with Capabilities from Sea to Space - Expands Portfolio of Solutions, Technical Capabilities and Customer Footprint in Critical Growth Markets

COLUMBIA, Md., MAY 16, 2011 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today announced that it has entered into a definitive agreement under which it will be merged with a subsidiary of Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) (“Kratos”) in a cash-and-stock transaction for an enterprise value of approximately $266 million. Kratos is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security priorities. The Boards of Directors of both companies have unanimously approved the combination.

Pursuant to the agreement, Integral Systems stockholders will receive an amount in cash and stock having an aggregate value of approximately $13.00 per share as of the date of the agreement. Specifically, each Integral Systems share will be converted into $5.00 in cash and 0.588 of a share of Kratos common stock. The transaction represents a 63.5 percent premium over Integral Systems’ unaffected closing price of $7.95 per share on July 15, 2010, the business day prior to July 16, 2010, the date on which Vintage Capital Management, LLC filed a 13D announcing the acquisition of 9.9 percent ownership of Integral Systems’ common stock. The transaction represents a premium of 16.6 percent premium over the closing price of Integral Systems’ common stock of $11.15 per share on January 12, 2011, the day before the Company announced that it had hired Stone Key Partners LLC to assist it in its review of strategic alternatives.

The combined company will provide differentiated, integrated technology that addresses the most critical National Security priority areas. Combining the two highly complementary technology and customer portfolios is designed to uniquely position the merged company to bring advanced Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR) platforms to market. The merger is projected to:

•	Accelerate the combined corporation’s addressable market, significantly enhancing presence across the Department of Defense (DoD), Intelligence community and public safety sector

•

Create new growth opportunities within markets such as unmanned aerial vehicle (UAV) command and control, satellite-to-ground situational awareness, Radio Frequency (RF) interference mitigation and countermeasure systems

•	Augment market opportunities through an expanded global footprint, distribution channels and customer base

•	Enable higher margin platforms and integrated solutions through combined product offerings and enhanced systems integration capabilities

Paul Casner, Integral Systems’ Chief Executive Officer commented, “The combination of Kratos and Integral Systems brings together two premier high technology businesses in the industry. Integral Systems’ commercial-based products, solutions and services are immediately synergistic with the Kratos business strategy. As a result of this merger, we will be able to bring an augmented set of offerings to a significantly larger and more diverse customer portfolio. I am excited to announce this transaction, which serves the best interests of our stockholders, our customers and our 700 employees worldwide. We look forward to joining the Kratos family and partnering to pursue an expanded set of opportunities.”

Eric DeMarco, Kratos President and Chief Executive Officer said, “Integral Systems brings to Kratos its unique expertise in developing, managing and operating secure satellite and terrestrial communications networks, as well as systems and services to detect, characterize and geolocate sources of RF interference. As space-based assets become even more critical to support our nation’s airborne, naval and ground electronic warfare systems, the combined company will be able to better meet the needs of current and future customers. We are looking forward to working closely with the team at Integral Systems to build the premier technology-based, C5ISR-focused National Security business in the industry.”

Transaction Details

The merger agreement provides that Integral Systems stockholders will receive, in exchange for each Integral Systems share, $5.00 in cash and 0.588 of a share of Kratos common stock. The transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, along with other customary closing conditions. The transaction also is subject to the approval of Integral Systems and Kratos stockholders. The Boards of Directors of Integral Systems and Kratos have unanimously approved the transaction and have recommended that their respective stockholders vote in favor of the transaction. Integral Systems’ directors and Vintage Capital Management, LLC, who collectively beneficially own approximately 12.4 percent of the voting power of Integral Systems, and Kratos stockholders who collectively beneficially own approximately 5.2 percent of the voting power of Kratos, have signed voting agreements and irrevocable proxies to vote in favor of the transaction. The companies anticipate closing the transaction late in the third quarter of calendar year 2011.

Advisors

Stone Key Partners LLC acted as the exclusive financial advisor and Gibson, Dunn & Crutcher LLP acted as legal advisor to the Company and its Board of Directors in connection with the transaction.

Teleconference

Integral Systems’ management will conduct a conference call today at 10:00 a.m. ET to discuss the transaction. Analysts and institutional investors may listen to the call by dialing 877-324-1958. The conference call will be broadcast simultaneously and available on Integral Systems’ website. A replay of the conference call can be heard from 2:00 p.m. ET, Monday, May 16, 2011, through 11:59 p.m. ET, Monday, May 23, 2011, by dialing 800-642-1687 or 706-645-9291 and asking for Conference ID number 68301778.

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc. is a global provider of products, systems and services for satellite command and control, telemetry and digital signal processing, data communications, enterprise network management and communications information assurance. We specialize in developing, managing and operating secure communications networks, both satellite and terrestrial, as well as systems and services to detect, characterize and geolocate sources of RF interference. Our customers include U.S. and foreign commercial, government, military and intelligence organizations. For almost 30 years, customers have relied on Integral Systems to design and deliver innovative commercial-based products, solutions and services that are cost-effective and reduce delivery schedules and risk. The Integral Systems family of solution providers (Integral Systems, Inc., Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic and SAT Corporation) as well as our services organization, Integral Systems Service Solutions (IS3), leads the market in offering complete ground segment solutions. Our dedication to “The Integral Difference” has solidified long-term relationships with the U.S. DoD, NASA, NOAA and nearly every commercial satellite operator in the world. For more information, visit www.integ.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern the Company’s strategy, plans or intentions. All forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from what is expected. While we believe that our assumptions and expectations are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect actual results. In particular, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders or Kratos’ stockholders, the failure to obtain regulatory approvals or the failure to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results generally are discussed in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

IMPORTANT MERGER INFORMATION AND ADDITIONAL INFORMATION

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Kratos and Integral Systems will file relevant materials with the SEC, including a joint proxy statement/prospectus. Investors are strongly urged to read the joint proxy statement/prospectus and all other relevant documents filed with the SEC when they become available, because they will contain important information about Kratos, Integral Systems and the proposed merger. The joint proxy statement/prospectus and other documents incorporated by reference in the joint proxy statement/prospectus will be available free of charge at the SEC’s website, www.sec.gov or by directing a request to Tory Harris, Assistant Corporate Secretary at tharris@integ.com.

Integral Systems, Kratos and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Integral Systems is set forth in Integral Systems’ most recent definitive proxy statement, which was filed with the SEC on January 12, 2011. Information about the directors and executive officers of Kratos is set forth in Kratos’ most recent definitive proxy statement, which was filed with the SEC on April 15, 2011. Certain directors and executive officers of Integral Systems may have direct or indirect interests in the proposed merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus Kratos and Integral Systems will file with the SEC when it becomes available.

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Integral Systems Company Contact: Andrew Miller Vice President, External Communications Integral Systems, Inc. Phone: 443.539.5124 amiller@integ.com	Integral Systems Investor Relations Contact: Kathryn Herr Vice President, Marketing & Communications Integral Systems, Inc. Phone: 443.539.5118 kherr@integ.com